UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2023

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300

Houston, Texas 77034

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On September 22, 2023, Orion Group Holdings, Inc.’s (“the Company”) marine segment entered into a design-build contract with an undisclosed customer valued at approximately $120 million. In addition, the Company was recently awarded new contracts in both its concrete and marine segments for a combined total of approximately $121 million.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 27, 2023, the Company separately entered into employment agreements with each of Travis J. Boone, President and Chief Executive Officer, and Scott Thanisch, Executive Vice President and Chief Financial Officer of the Company.

The foregoing employment agreements are qualified in their entirety by reference to the terms of the respective documents, which are filed as exhibits to, and incorporated by reference into, this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears below, and is incorporated by reference into, this report.

Exhibit Index

Exhibit No.	Description
†10.1	Employment Agreement by and between Orion Group Holdings, Inc. and Travis J. Boone, effective September 27, 2023.
†10.2	Employment Agreement by and between Orion Group Holdings, Inc. and Scott Thanisch, effective September 27, 2023.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†     Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION GROUP HOLDINGS, INC.

By: /s/ Travis J. Boone

Travis J. Boone

President & CEO

Date: September 28, 2023